                                  EXHIBIT 4(g)





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                              COMPETITIVE ADVANCE
                              AND REVOLVING CREDIT
                               FACILITY AGREEMENT


                           DATED AS OF APRIL 29, 1994




                                     AMONG




                                  MAPCO INC.,



                            CHEMICAL BANK, AS AGENT


                                      AND


                            THE LENDERS NAMED HEREIN



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EXHIBITS

A-1                Form of Revolving Credit Note

A-2                Form of Competitive Note

B-1                Form of Competitive Bid Request

B-2                Form of Notice of Revolving Credit Borrowing

C                  Form of Notice of Competitive Bid Request

D                  Form of Competitive Bid

E                  Form of Assignment and Acceptance





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
                                        COMPETITIVE ADVANCE AND REVOLVING
                                    CREDIT FACILITY AGREEMENT dated as April
                                    29, 1994, between MAPCO INC., a Delaware corporation (hereinafter the "Borrower"), the Lenders named in Section 2.01 hereof (hereinafter collectively the "Lenders") and CHEMICAL BANK, a New York banking corporation, as agent for the Lenders (hereinafter in such capacity the "Agent").

                   The Borrower has applied to the Lenders for a revolving credit facility in the aggregate principal amount not in excess of $300,000,000 at any time outstanding to replace the Existing Credit Agreement. In addition, the Borrower has requested that the Lenders provide a procedure pursuant to which each Lender may bid on an uncommitted basis on borrowings by the Borrower. The proceeds of such loans are to be employed for capital expenditures and other general corporate purposes, including acquisitions. The Lenders are severally, and not jointly, willing to make Loans (as hereinafter defined) to the Borrower, subject to the terms and conditions hereinafter set forth. Accordingly, the Borrower, the Lenders and the Agent agree as follows:

1.  DEFINITIONS

                   For purposes hereof, the following terms shall have the meanings specified below:

                   "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan made as a Revolving Credit Loan, for any Interest Period, an interest rate per annum rounded upwards, if necessary, to the next 1/16 of 1% equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

                   "Administrative Fees" shall have the meaning assigned to such term in Section 2.08(b).

                   "Alternate Base Loan" shall mean a Loan based on the Alternate Base Rate in accordance with Article 2 hereof.

                   "Alternate Base Rate" for any day means a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the rate of interest publicly





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
announced from time to time by the Agent at its principal office in New York City as its prime rate. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate times (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be made in good faith and conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                   "Applicable Margin" shall mean, at any date or for any period of determination, the Applicable Margin that would be in effect on such date or during such period pursuant to the chart set forth in Section 2.09 based on the rating of the Borrower's senior unsecured long term debt.





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
                   "Assessment Rate" for any Interest Period shall mean the annual rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) most recently estimated (such estimate to be made in good faith) by the Agent as the then current net annual assessment rate that will be employed for determining amounts payable by the Agent to the Federal Deposit Insurance Corporation ("FDIC"), or any successor thereto, for insurance by the FDIC of time deposits made in dollars at the Agent's domestic offices.

                   "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Agent, in the form of Exhibit E.

                   "Basis Point" shall mean 1/100th of 1%.

                   "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                   "Borrowing" shall mean a Revolving Credit Borrowing or a Competitive Borrowing.

                   "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of New York on which banks are open for business in New York City except that, if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" in addition shall exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

                   "Commitment" shall mean with respect to each Lender, the Commitment of such Lender as set forth in Section 2.01, as the same may be reduced from time to time pursuant to Section 2.02 or Section 2.10. The Commitment of each Lender shall be deemed permanently terminated on the Maturity Date.

                   "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.02(b).

                   "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.02(b), (i) in the case of a Eurodollar Loan, the Margin and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                   "Competitive Bid Request" shall mean a request made pursuant to Section 2.02(a) in the form of Exhibit B-1.

                   "Competitive Borrowing" shall mean a borrowing consisting of concurrent Competitive Loans from each of the





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Lenders whose Competitive Bid as a part of such borrowing has been accepted by the Borrower under the bidding procedure described in Section 2.02.

                   "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.02.

                   "Competitive Note" shall have the meaning assigned to such term in Section 2.05(a).

                   "Consolidated Capitalization" shall mean, at any time, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (i) stockholders' equity as reflected on the most recent financial statements delivered to the Lenders pursuant to Section 3.03 or 5.03(a) hereof and (ii) Consolidated Funded Indebtedness.

                   "Consolidated-EBIT" shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, without duplication, the sum for such period of (i) Consolidated Net Income (excluding any net after-tax gains or losses attribut- able to sales of non-current assets or assets held for divestiture or write-downs of such assets in anticipation of losses to the extent they have decreased Consolidated Net Income), (ii) Consolidated Interest Expense, (iii) provision for income taxes on income or excess profits for such period and (iv) the non-cash portion of any extraordinary after-tax losses minus any extraordinary after-tax gains, all as determined for such period in accordance with generally accepted accounting principles.

                   "Consolidated Funded Indebtedness" shall mean Consolidated Senior Funded Indebtedness plus Subordinated Indebtedness.

                   "Consolidated Interest Expense" shall mean, for any period, interest expense, whether paid or accrued, on all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis for such period, including, without limitation or duplication, (a) interest expense in respect of the Loans and the Subordinated Indebtedness and (b) commissions and other fees and charges payable in connection with letters of credit, all net of consolidated interest income paid to the Borrower and its Subsidiaries and all determined in accordance with generally accepted accounting principles.

                   "Consolidated Net Assets" shall mean the sum of (i) the consolidated assets of the Borrower and the Subsidiaries





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(excluding the Borrower's equity interest in Seminole) less, without duplication, (a) consolidated current liabilities (excluding current maturities of Consolidated Funded Indebtedness), (b) asset, liability, contingency and other appropriate reserves, including reserves for depreciation and for deferred income taxes, (c) minority interests in Subsidiaries, (d) all other long-term liabilities other than liabilities for Consolidated Funded Indebtedness representing obligations for borrowed money and (e) to the extent carried as an asset, treasury stock, unamortized debt discount and expense plus
(ii) the Borrower's pro rata share, based on common equity ownership, of the consolidated net assets (computed and determined as set forth in clause (i)) of Seminole.

                   "Consolidated Net Earnings" shall mean consolidated gross revenues of the Borrower and the Subsidiaries, less all operating and nonoperating expenses of the Borrower and the Subsidiaries (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings, which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains (in excess of the write-down of assets) resulting from the write-up of assets, any earnings of any corporation acquired by the Borrower or any Subsidiary through purchase for any year prior to the year of acquisition, or any equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, all determined in accordance with generally accepted accounting principles.

                   "Consolidated Net Income" shall mean, for any period for which such amount is being determined, the net income (loss) of the Borrower and its Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with generally accepted accounting principles, provided that there shall be excluded (i) income (or loss) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or the Person's assets are acquired by the Borrower or any of its Subsidiaries and (iii) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar





                                   26 of 102
distributions by that Subsidiary of the income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

                   "Consolidated Net Worth" shall have the meaning specified in Section 6.04 hereof.

                   "Consolidated Senior Funded Indebtedness" shall mean Funded Indebtedness of the Borrower that, by its terms, is not specifically subordinated to any other indebtedness and Funded Indebtedness of Subsidiaries (other than to the Borrower).

                   "Current Indebtedness" of any Person shall mean (i) any obligation for borrowed money (and any notes payable and trade acceptances, bankers acceptances and other drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof; provided, however, that any obligation shall be treated as Funded Indebtedness, regardless of its term, if such obligation (a) shall be renewable at the option of such Person pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation or (b) may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement or (c) is represented by commercial paper which is issued against a revolving credit or similar agreement effective for more than one year after the date of the issuance of such commercial paper unless such Person shall choose, at its option, to treat such commercial paper as Current Indebtedness and shall so account for it (such indebtedness, subject to the exclusions set forth in the immediately preceding proviso being hereinafter called "Direct Current Indebtedness"); and (ii) shall also include Direct Current Indebtedness of any third party that has been guaranteed by such Person.

                   "Dollars" and the symbol "$" shall mean the lawful currency of the United States of America.

                   "Effective Date" shall mean the date on which the Agent shall have received counterparts of this Agreement executed by the Agent, the Borrower and each of the Lenders and the conditions set forth in Article 4 hereof have been satisfied.

                   "Eligible Assignee" means (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having a net worth





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of at least $100,000,000 calculated in accordance with GAAP and (iii) a finance company, insurance company or other financial institution or fund acceptable to the Agent which in the ordinary course of business extends credit of the type evidenced by the Notes and having total assets in excess of $500,000,000.

                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                   "Eurodollar Loan" shall mean a Loan based on the LIBO Rate or Adjusted LIBO Rate in accordance with the provisions of Article 2 hereof.

                   "Event of Default" shall have the meaning specified in
Article 7 hereof.

                   "Existing Credit Agreement" shall mean the Competitive Advance and Revolving Credit Facility Agreement dated as of December 20, 1989, as amended, among the Borrower, the Banks named therein and Chemical Bank, as Agent for the Banks.

                   "Facility Fee" shall have the meaning specified in Section
2.08 hereof.

                   "Fees" shall mean the Facility Fee and the Administrative
Fees.

                   "Fixed Rate Loan" shall mean any Competitive Loan made by a Lender pursuant to Section 2.02 based upon an actual percentage rate per annum offered by such Lender and accepted by the Borrower, expressed as a decimal (to no more than four decimal places).

                   "Funded Indebtedness" of any Person shall mean (i) any obligation payable more than one year from the date of the creation thereof that under generally accepted accounting principles is required to be shown on the balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation), plus (without duplication) (a) the aggregate outstanding amount of mineral production payments sold and (b) all amounts payable under any lease which is a capital lease under generally accepted accounting principles (all the foregoing being hereinafter called "Direct Funded Indebtedness"); and (ii) shall also include Direct Funded Indebtedness of any third party that has been guaranteed by such Person.

                   "Indebtedness" shall mean and include Current





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Indebtedness and Funded Indebtedness.

                   "Interest Payment Date" shall mean, as to any Loan, the last day of the Interest Period applicable to such Loan (and, in the case of any Interest Period of six months duration, the date that would be the last day of such Interest Period if such Interest Period were comprised of two Interest Periods of three months duration).

                   "Interest Period" shall mean: (i) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day, or, if there is no numerically corresponding day, on the last day in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (ii) as to any Alternate Base Loan, the period commencing on the date of such Alternate Base Loan and ending on the next March 31, June 30, September 30 or December 31 or, if earlier, on the Maturity Date and (iii) as to any Fixed Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bid in which the offer to make the Fixed Rate Loan was extended; provided, however, that (i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period with respect to any Loan shall end later than the Maturity Date, (iii) no Interest Period may be selected with respect to a Eurodollar Loan that would end later than a Reduction Date occurring after the making of such Loan if (A) the aggregate outstanding principal amount of all Loans (after giving effect to all borrowings and payments of Loans on the date of such Loan) will exceed the amount of the Total Commitments as reduced on such Reduction Date and (B) the aggregate outstanding amount of Eurodollar Loans with Interest Periods ending prior to such Reduction Date and the aggregate outstanding amount of all Alternate Base Loans is not equal to or greater than the excess amount of Loans referred to in clause (A), and (iv) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                   "LIBO Rate" shall mean the rate (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, the next higher 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Agent's portion of the Revolving Credit Loan of which such Eurodollar Loan forms a part (or, in the case of a Competitive Loan, a principal amount which would have been the Agent's portion of such Loan had such Eurodollar





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Loan been a Revolving Credit Loan) and for a maturity equal to the applicable
Interest Period are offered in immediately available funds to the London branch of the Agent by leading banks in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                   "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

                   "Loans" shall mean Revolving Credit Loans or Competitive
Loans.

                   "MAPL" shall mean Mid-America Pipeline Company, a Delaware corporation, which is a Wholly-Owned Subsidiary.

                   "MAPL Consolidated Net Tangible Assets" shall mean the consolidated assets of MAPL and its subsidiaries, excluding all intercompany accounts with the Borrower and its Subsidiaries except those between MAPL and its subsidiaries, and less, without duplication, (i) consolidated current liabilities (excluding current maturities of Funded Indebtedness), (ii) asset, liability, contingency and other appropriate reserves, including reserves for depreciation and for deferred income taxes, (iii) minority interests in subsidiaries, (iv) all other long-term liabilities other than liabilities for Funded Indebtedness representing obligations for borrowed money, and (v) to the extent carried as an asset, treasury stock, unamortized debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets and any write-up of the value of any assets after December 31, 1993; all as determined in accordance with generally accepted accounting principles consistent with those followed in the preparation of the financial statements referred to in Section 5.03(b).

                   "MAPL Subsidiary" shall mean any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by MAPL or one or more subsidiaries of MAPL.

                   "Margin" shall mean as to any Competitive Bid relating to a Eurodollar Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more





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
than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate acceptable to such Lender with respect to such Competitive Loan.

                   "Material Subsidiary" shall mean and include any Subsidiary which shall own at least 15% of the consolidated assets of the Borrower and its Subsidiaries or which shall have contributed at least 15% of the Consolidated Net Income of the Borrower and its Subsidiaries during the next preceding fiscal year and, for purposes of Sections 3.08 and 6.03, any Subsidiaries which in the aggregate own at least 15% of the consolidated assets of the Borrower and its Subsidiaries or which contributed at least 15% of the Consolidated Net Income of the Borrower and its Subsidiaries during the next preceding fiscal year.

                   "Maturity Date" shall mean, as to any Lender, March 31, 2001.

                   "Moody's" shall mean Moody's Investors Service.

                   "Note" or "Notes" shall mean a Competitive Note or a Revolving Credit Note of the Borrower executed and delivered as provided in
Section 2.05.

                   "Person" shall mean and include any natural person, company, partnership, joint venture, corporation, business trust, unincorporated organization or government or any department or agency thereof.

                   "Plan" shall mean any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any other corporation that is a Subsidiary or an affiliate (within the meaning of ERISA) of the Borrower.

                   "Reduction Date" shall have the meaning ascribed to such term in Section 2.10(b).

                   "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                   "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                   "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official





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rulings and interpretations thereunder or thereof.

                   "Reportable Event" shall mean any Reportable Event within the meaning of Section 4043(b) of Title IV of ERISA (other than paragraphs (3), (7) and (8) thereof).

                   "Required Lenders" shall mean at any time Lenders having Commitments representing 66-2/3% of the Total Commitment, except that for purposes of determining the Lenders entitled to declare the Notes to be forthwith due and payable pursuant to Article 7, "Required Lenders" shall mean Lenders making 66-2/3% of the aggregate principal amount of the Loans at the time outstanding.

                   "Revolving Credit Borrowing" shall mean a borrowing consisting of simultaneous Revolving Credit Loans from each of the Lenders distributed ratably among the Lenders in accordance with their respective Commitments.

                   "Revolving Credit Loans" shall have the meaning given such terms in Section 2.01.

                   "Revolving Credit Note" shall have the meaning assigned to such terms in Section 2.05(a).

                   "Rolling Period" shall mean, with respect to any fiscal quarter of the Borrower, such fiscal quarter and the three immediately preceding fiscal quarters.

                   "S&P" shall mean Standard & Poor's Corporation.

                   "Seminole" shall mean Seminole Pipeline Company, a Delaware corporation.

                   "Seminole Consolidated Net Tangible Assets" shall mean the consolidated assets of Seminole and its subsidiaries, excluding all intercompany accounts with the Borrower and its Subsidiaries except those between Seminole and its subsidiaries, and less, without duplication, (i) consolidated current liabilities (excluding current maturities of Funded Indebtedness), (ii) asset, liability, contingency and other appropriate reserves, including reserves for depreciation and for deferred income taxes,
(iii) minority interests in subsidiaries, (iv) all other long-term liabilities other than liabilities for Funded Indebtedness representing obligations for borrowed money, and (v) to the extent carried as an asset, treasury stock, unamortized debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets and any write-up of the value of any assets after December 31, 1993; all as





                                   32 of 102
determined in accordance with generally accepted accounting principles consistent with those followed in the preparation of the financial statements referred to in Section 5.03(c).

                   "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any bank under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                   "Subordinated Indebtedness" shall mean any Funded Indebtedness of the Borrower that is by its terms expressly subordinated to the Notes.

                   "Subsidiary" shall mean any corporation organized under the laws of any State of the United States of America, Canada or any Province of Canada that conducts the major portion of its business in the United States of America or Canada, and at least 80% of the Voting Stock of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Borrower either directly or through Wholly Owned Subsidiaries.

                   "Total Commitment" shall mean at any time the aggregate amount of the Lenders' Commitments, as in effect at such time.

                   "Type" when used with respect to any Loan or Borrowing shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the Alternate Base Rate and the Fixed Rate.

                   "Voting Stock" when used with respect to any Subsidiary shall mean any shares of stock of such Subsidiary having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such Subsidiary (irrespective of whether or not at the time stock of any other





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
class or classes shall have or might have voting power by reason of the happening of any contingency).

                   "Wholly Owned Subsidiary" shall mean any Subsidiary, all the stock of every class of which, except directors' qualifying shares, shall at the time as of which any determination is being made be owned by the Borrower either directly or through other Wholly Owned Subsidiaries.


                   Each accounting term not defined herein shall have the meaning given to it under generally accepted accounting principles applied on a consistent basis.

2.  THE LOANS

                   SECTION 2.01  Commitments.

                   Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower, at any time and from time to time from the date hereof to the Maturity Date, or until the earlier termination of the Commitments in accordance with the terms hereof, subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Revolving Credit Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed
(B) the Total Commitment and (ii) at all times the outstanding aggregate principal amount of all Revolving Credit Loans made by a Lender shall equal the product of (x) the percentage which its Commitment represents of the Total Commitment times (y) the outstanding aggregate principal amount of all Revolving Credit Loans made by all Lenders. Each Lender's Commitment is set forth opposite its respective name below. Such Commitments may be adjusted from time to time pursuant to Section 2.10.

                                                                                             Percent of
Lender                                                    Commitment                         Commitments
- - ------                                                    ----------                         -----------
Chemical Bank                                           $ 45,000,000                        14.9999999998

Bank of America National Trust                            35,000,000                        11.6666666667
  and Savings Association

The First National Bank                                   35,000,000                        11.6666666667
  of Chicago





                                   34 of 102

Morgan Guaranty Trust                                     35,000,000                        11.6666666667
  Company

Bank of Nova Scotia                                       25,000,000                         8.3333333333

National Westminster Bank Plc                             25,000,000                         8.3333333333

ABN AMRO Bank N.V.                                        20,000,000                         6.6666666667

Bank of Oklahoma, N.A.                                    20,000,000                         6.6666666667

Credit Lyonnais Cayman
  Island Branch                                           20,000,000                         6.6666666667

The Fuji Bank, Limited                                    20,000,000                         6.6666666667

The Sumitomo Bank, Limited                                20,000,000                         6.6666666667

                                                        ------------                        -------------

                   Total Commitment                     $300,000,000                             100%

                   Within the foregoing limits, the Borrower may borrow, repay and reborrow, on or after the date hereof and prior to the Maturity Date, all or any portion of the Commitments hereunder, subject to the terms, provisions and limitations set forth herein.

                   SECTION 2.02  Competitive Bid Procedure.

                   (a) In order to request Competitive Bids, the Borrower shall hand deliver, telex or telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit B-1 hereto, to be received by the Agent (i) in the case of Eurodollar Loans, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No Alternate Base Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit B-1 may be rejected, and the Agent shall promptly notify the Borrower of such rejection by telex or telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Loans then being requested are to be Eurodollar Loans or Fixed Rate Loans, (y) the date of such Loans (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $5,000,000 or greater than the Total Commitment and shall be an integral multiple of $1,000,000), and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request





                                   35 of 102
that is not rejected as aforesaid, the Agent shall invite by telex or telecopier (in the form set forth in Exhibit C) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

                   (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower through the Agent responsive to the Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telex or telecopier, in the form of Exhibit D hereto, (i) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit D may be rejected by the Agent after conferring with, and upon the instruction of, the Borrower, and the Agent shall notify the Lender making such non-conforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the maximum principal amount (which shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 thereafter and which may equal the entire aggregate principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan that the Lender is willing to make to the Borrower and (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Agent via telex or telecopier (i) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                   (c) The Agent shall promptly notify the Borrower by telex or telecopier of all the Competitive Bids made, the Competitive Bid Rate and the maximum principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.02.

                   (d)  The Borrower may in its sole and absolute





                                   36 of 102
discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Agent by telex or telecopier whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (i) in the case of Eurodollar Loans, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculation the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

                   (e) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid or Bids have been accepted (and if so, in what amount and at what Competitive Bid Rate) by telex or telecopier sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.





                                   37 of 102

                   (f) A Competitive Bid Request shall not be made within three Business Days after the date of any previous Competitive Bid Request.

                   (g) If the Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower at least one quarter hour earlier than the latest time at which the other Lenders are required to submit their bids to the Agent pursuant to paragraph (b) above.

                   (h) All notices required by this Section 2.02 shall be made in accordance with Section 9.01.

                   (i) The aggregate amount of the Commitments in effect at any time shall be temporarily decreased, pro rata in accordance with each Lender's respective Commitment, by the aggregate amount of all Competitive Loans then outstanding. The amount of the Commitment of each Lender in effect at any time shall be temporarily decreased by an amount which would represent such Lender's pro rata portion of all Competitive Loans then outstanding had such Competitive Loans been made as Revolving Credit Loans.

                   (j) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Competitive Borrowing if the Interest Period requested with respect thereto would end after the next Reduction Date and, after giving effect to such Competitive Borrowing, the outstanding amount of Competitive Loans on such Reduction Date would exceed the Total Commitments in effect on such Reduction Date after giving effect to any reduction in the Total Commitments on such date.

                   SECTION 2.03.  Revolving Credit Loan Procedure.

                   In order to effect a Revolving Credit Borrowing, the Borrower shall give the Agent irrevocable written or telex notice, in the form of Exhibit B-2 hereto, (i) in the case of a Eurodollar Loan, not later than 10:00 a.m., New York time, three Business Days before a proposed Revolving Credit Borrowing and (ii) in the case of an Alternate Base Rate Loan, not later than 10:30 a.m. New York time, on the date of a proposed Revolving Credit Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify whether the Loan then being requested is to be an Alternate Base Loan or Eurodollar Loan, the date of such Revolving Credit Borrowing (which shall be a Business Day), amount thereof and Interest Period with respect thereto. If no election as to the Type of Loan is specified in such notice, such loan (or portion thereof as to which no election is specified)





                                   38 of 102
shall be an Alternate Base Loan and, in the case of a Eurodollar Loan, if no election as to Interest Period is specified in such notice, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall promptly advise the other Lenders of any notice given by the Borrower pursuant to this Section 2.03 and of each Lender's portion of the requested Revolving Credit Borrowing.

                   SECTION 2.04.  Loans.

                   (a) Each Borrowing made by the Borrower on any date shall be (i) in the case of Competitive Loans, in a minimum aggregate principal amount of $5,000,000 and in an integral multiple of $1,000,000 and (ii) in the case of Revolving Credit Loans, in an integral multiple of $2,000,000. Competitive Loans shall be made by the Lenders in accordance with Section 2.02(d), and Revolving Credit Loans shall be made by the Lenders ratably in accordance with their respective Commitments on the date of the Revolving Credit Borrowing; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Competitive Loan by each Lender and the initial Revolving Credit Loan by each Lender shall be made against delivery to such Lender of an appropriate Competitive Note and Revolving Credit Note, respec-tively, payable to the order of such Lender, as referred to in Section 2.05.

                   (b) Each Competitive Loan shall be either a Eurodollar Loan or a Fixed Rate Loan and each Revolving Credit Loan shall be either an Alternate Base Loan or a Eurodollar Loan as the Borrower may request subject to and in accordance with Section 2.02 or 2.03, as applicable. Each Lender may fulfill its Commitment with respect to any Eurodollar Loan by causing, at its option, any domestic or foreign branch or affiliate of such Lender to make such Loan, provided that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note. Subject to the provisions of this Section 2.04(b), Loans of more than one Type may be outstanding at the same time. Notwithstanding any provision to the contrary in this Agreement, the Borrower shall not in any notice of a Revolving Credit Loan under Section 2.03 request any Eurodollar Loan or in any notice of a Competitive Loan under Section 2.02 request any Eurodollar Loan which, if made, would result in more than eight separate Eurodollar Loans of each Lender (made either as a Competitive Loan or Revolving Credit Loan) being outstanding hereunder at any one time. For purposes of the foregoing, Loans of any single Type having different Interest Periods shall be considered separate Loans.





                                   39 of 102

                   (c) Each Lender shall make its portion of each Loan hereunder on the proposed date thereof by paying the amount required to the Agent in New York, New York in immediately available funds not later than 11:00 a.m., New York time, and the Agent shall by 12:00 noon, New York time, credit the amounts so received to the general deposit account of the Borrower with the Agent.

                   SECTION 2.05. Notes.

                   (a) The Competitive Loans made by each Lender shall be evidenced by a note duly executed on behalf of the Borrower, dated the Effective Date, in substantially the form attached hereto as Exhibit A-2 with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to the Total Commitment (a "Competitive Note"). The Revolving Credit Loans made by each Lender shall be evidenced by a note duly executed on behalf of the Borrower, dated the Effective Date, in substantially the form attached hereto as Exhibit A-1 with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to its Commitment on such date (a "Revolving Credit Note"). The outstanding principal balance of each Competitive Loan and Revolving Credit Loan, as evidenced by the relevant Note, shall be payable on the last day of the Interest Period of such Loan. Each Note shall bear interest as provided in Section 2.06.

                   (b) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the relevant Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Competitive Loan and Revolving Credit Loan from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any Lender or the Agent to make such a rotation or any error in such a notation shall not affect the obligation of the Borrower under such Note.

                   SECTION 2.06.  Interest on Loans.

                   (a) Subject to the provisions of Sections 2.11 and 2.13, each Alternate Base Loan shall bear interest at a rate per annum (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Federal Funds Effective Rate or the Base CD Rate, computed on the basis of the actual number of days elapsed





                                   40 of 102
over a year of 360 days) equal to the Alternate Base Rate. Interest on each Alternate Base Loan shall be payable on each applicable Interest Payment Date.

                   (b) Subject to the provisions of Sections 2.11 and 2.13, each Eurodollar Loan made as a Revolving Credit Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin. Interest on each Eurodollar Loan shall be payable on each applicable Interest Payment Date. The Adjusted LIBO Rate shall be determined by the Agent in good faith, and such determination shall be conclusive absent manifest error. The Agent shall promptly advise the Borrower and each Lender of such determination.

                   (c) Subject to the provisions of Sections 2.11 and 2.13, each Eurodollar Loan made as a Competitive Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate for the Interest Period in effect for such Loan plus the Margin specified by a Lender with respect to such Loan in its Competitive Bid submitted pursuant to Section 2.02(b). Interest on each Eurodollar Loan shall be payable on each applicable Interest Payment Date. The LIBO Rate shall be determined by the Agent in good faith and such determination shall be conclusive absent manifest error. The Agent shall promptly advise the Borrower and each Lender of such determination.

                   (d) Subject to the provisions of Sections 2.11 and 2.13, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.02. Interest on each Fixed Rate Loan shall be payable on each Interest Payment Date applicable thereto.

                   SECTION 2.07.  Refinancings.

                   Upon prior written notice to the Agent, the Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.02 or Section 2.03, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Revolving Credit Borrowings and Revolving Credit Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.05 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the





                                   41 of 102
extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to Section 2.04(c); provided, however, that (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Agent shall return the difference to such Lender out of amounts received pursuant to (i) above, and
(iii) to the extent any Lender fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.05 and shall be payable by the Borrower (without prejudice to the Borrower's rights against the defaulting Lender).

                   SECTION 2.08.  Fees.

                   (a) Subject to the provisions of Section 2.10(c), the Borrower shall pay to each Lender, through the Agent, on the last Business Day of each March, June, September and December and on the Maturity Date, in immediately available funds, a facility fee (a "Facility Fee") at the rate per annum from time to time in effect in accordance with Section 2.09 on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or shorter period commencing with the date of execution and delivery of this Agreement and/or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees under this
Section 2.08 shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the date of execution and delivery of this Agreement and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender pursuant to Section 2.10.

                   (b) The Borrower agrees to pay to the Agent, for its own account, agent and administrative fees (the "Administrative Fees") at the times and in the amounts agreed upon in the letter agreement dated April 29, 1994, between the Borrower and the Agent.

                   (c) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.





                                   42 of 102

                   SECTION 2.09.  Certain Pricing Adjustments.

                   The Facility Fee and the Applicable Margin in effect from time to time shall be determined in accordance with the following chart:

                                                                Applicable
                                               Facility           Margin                   Applicable
                                               Fee (in          (prior to                 Margin on or
                              Moody's          Basis            6/30/98) (in             after 6/30/98)
     S&P Rating               Rating           Points)          Basis Points)           (in Basis Points)
     ----------               -------          --------         -------------           -----------------
     A- or better             A3 or             12.50               25.00                    37.50
                              better
     BBB+, BBB                Baa1,Baa2         18.75               26.25                    38.75
     BBB-                     Baa3              20.00               32.50                    45.00
     BB+ or below             Ba1 or            31.25               56.25                    68.75
                              below

                   In the event the S&P rating on the Borrower's senior unsecured long term debt is not equivalent to the Moody's rating on such debt, the higher rating shall apply for purposes of the foregoing table. If neither S&P or Moody's rates the Borrower's senior unsecured long term debt or the Borrower has no senior unsecured long term debt outstanding, then a rating of BB+/Ba1 or below shall be deemed to apply. Any increase in the Facility Fee or the Applicable Margin determined in accordance with the foregoing table shall become effective on the date of announcement or publication by the second of such rating agencies of a reduction in such rating or, in the absence of such announcement or publication, on the effective date of such decreased rating; or on the date of any request by the Borrower to both of such rating agencies not to rate its senior unsecured long term debt or on the date both of such rating agencies announces it shall no longer rate the Borrower's senior unsecured long term debt. Any decrease in the Facility Fee or Applicable Margin shall be effective on the date of announcement or publication by either of such rating agencies of an increase in rating or in the absence of announcement or publication on the effective date of such increase in rating.

                   SECTION 2.10.  Termination and Reduction of Commitments.

                   (a) Upon at least three Business Days' prior irrevocable written or telex notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments, ratably among the Lenders in accordance with their respective Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in a minimum aggregate principal amount of $10,000,000 and an





                                   43 of 102
integral multiple of $1,000,000 and (ii) no termination or reduction of the Commitment shall be made which would result in the amount of Competitive Loans outstanding exceeding the amount of the Commitments as reduced and/or terminated.

                   (b) If the Total Commitments in effect hereunder on any of the dates set forth below (each such date being herein referred to as a "Reduction Date") would exceed the amount set forth opposite such Reduction Date below, then on each such Reduction Date the Total Commitments shall be automatically reduced, ratably among the Lenders in accordance with each Lender's percentage of the Total Commitments, to such amount set forth opposite such Reduction Date below:

                     Reduction Date          Total Commitments
                   ------------------        -----------------
                   June 30, 1998               $275,000,000
                   September 30, 1998           250,000,000
                   December 31, 1998            225,000,000
                   March 31, 1999               200,000,000
                   June 30, 1999                175,000,000
                   September 30, 1999           150,000,000
                   December 31, 1999            125,000,000
                   March 31, 2000               100,000,000
                   June 30, 2000                 75,000,000
                   September 30, 2000            50,000,000
                   December 31, 2000             25,000,000
                   March 31, 2001                  - 0 -

In the event that the aggregate outstanding amounts of the Loans on any Reduction Date would exceed the Total Commitments in effect on such Reduction Date after giving effect to any reductions in the Total Commitment on such date, the Borrower shall, on such Reduction Date, make a mandatory prepayment of the Revolving Credit Loans in a principal amount equal to such excess so that, after giving effect to such prepayment, the aggregate outstanding principal amount of all Loans does not exceed the Total Commitments.

                   (c) In the event the Borrower makes a permanent reduction in the Commitments as provided for in paragraph (a) of this Section 2.10, the amounts set forth in the Total Commitments column in paragraph (b) of this
Section 2.10 shall each be reduced by an amount equal to the dollar sum which is the result of multiplying such amount by a fraction in which the numerator is the amount of the optional prepayment and the denominator is the amount of the Commitment prior to such optional reduction.

                   (d)  Simultaneously with any termination or reduction of





                                   44 of 102

Commitments pursuant to paragraphs (a) and (b) of this Section 2.10, the Borrower shall pay to the Agent for the account of the Lenders' Facility Fees on the amount of the Commitments so terminated or reduced owed to the date of such termination or reduction, if any.

                   SECTION 2.11. Interest on Overdue Amounts; Alternative Rate of Interest.

                   (a) If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment):

                                    (i)  in the case of principal of or
                   interest on a Eurodollar Loan, at a rate determined by the Agent (such determination to be conclusive and binding on the Borrower absent manifest error) to be the higher of (a) 1% per annum above the rate that would have been payable thereon under Section 2.06, as if such defaulted amount had during the period of default constituted a Eurodollar Loan made on the date of default for successive Interest Periods (of one, two or three months duration as the Agent shall determine) and (b) 1% per annum above the rate of interest applicable to such Eurodollar Loan immediately payable prior to such default; and

                                    (ii)  in the case of principal of or
                   interest on an Alternate Base Loan, a Fixed Rate Loan or any other amount payable hereunder (other than principal or interest on any Eurodollar Loan), at a rate 1% per annum above the applicable rate that would otherwise be payable under Section 2.06.

                   (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that dollar deposits in the amount of the requested principal amount of such Eurodollar Loan are not generally available in the London Interbank Market, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or that the rate at which dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making the principal amount of such Eurodollar Loan during such Interest Period, the Agent shall,





                                   45 of 102
as soon as practicable thereafter, give written or telex notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Eurodollar Loan from the affected Lenders shall, until the circumstances giving rise to such notice no longer exist, be deemed a request for an Alternate Base Loan. Each determination by the Agent or any Lender hereunder shall be made in good faith and shall be conclusive absent manifest error.

                   SECTION 2.12.  Prepayment of Loans.

                   (a) Subject to the provisions of Section 2.15, the Borrower shall have the right at any time and from time to time to prepay any Revolving Credit Loan, in whole or in part, without premium or penalty, upon at least three Business Days' prior written or telex notice to the Agent in the case of Eurodollar Loans and at least one Business Day's prior written or telex notice to the Agent in the case of Alternate Base Loans; provided, however, that each such partial prepayment shall be in an integral multiple of $5,000,000. The Borrower shall not have the right to prepay any Competitive Loan.

                   (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.10(a), the Borrower shall pay or prepay so much of the Revolving Credit Loans (up to the amount by which the Commitments are terminated or reduced) as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the Total Commitments following such termination or reduction. All prepayments under this Section
2.12 shall be subject to Section 2.15.

                   (c) On any date when the aggregate outstanding Loans (after giving effect to any Borrowings effected on such date) exceed the Total Commitments, the Borrower shall, as required by Section 2.10(b), make a mandatory prepayment of the Revolving Credit Loans in such amount as may be necessary so that the aggregate amount of outstanding Loans after giving effect to such prepayment does not exceed the Total Commitments then in effect. Any prepayments required by this paragraph shall be applied to outstanding Alternate Base Loans up to the full amount thereof before they are applied to outstanding Eurodollar Loans which are made as Revolving Credit Loans.

                   (d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.





                                   46 of 102

                   SECTION 2.13.  Change in Circumstances.

                   (a) Notwithstanding any other provision herein, if after the date of this Agreement the introduction of any new law or any change in applicable law, regulation or guideline or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Alternate Base Loan, Fixed Rate Loan or Eurodollar Loan made by such Lender, its applicable lending office, or a branch or affiliate thereof or any other fees or amounts payable hereunder (other than withholding taxes imposed by the United States, in the event a Lender has not provided a tax form if required pursuant to Section 2.18, and taxes imposed on the overall net income of such Lender by any jurisdiction or by any political subdivision or taxing authority therein by reason of any connection between the jurisdiction imposing such tax, on the one hand, and such Lender, applicable lending office, branch or affiliate, on the other, other than a connection arising solely from such Person having executed, delivered or performed its obligations or received payment under or enforced, this Agreement or the Notes), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit or credit commitments extended by, such Lender (other than any loan loss reserve and any reserve taken into account in the computation of Statutory Reserves) or shall impose on such Lender or the London Interbank Market any other condition affecting this Agreement, its Commitment or the Alternate Base Loans, Fixed Rate Loans or Eurodollar Loans made by such Lender and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining its Commitment or any Alternate Base Loan, Fixed Rate Loan or Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof, by an amount deemed by such Lender to be material, then such additional amount or amounts as will compensate such Lender for such additional costs or reduction will be paid by the Borrower to such Lender upon demand; provided, however, that such Lender shall use good faith reasonable efforts to specify a new lending office with respect to such Commitments and Loans with a view to mitigating the consequences of such an occurrence to the extent practicable consistent with customary practices of such Lender unless in the judgment of such Lender such specification at such time or in the future might have an adverse effect on it.

                   (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or





                                   47 of 102
guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any government authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request of directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made, issued or participated in by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies on capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                   (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender as specified in paragraphs (a) or (b) above shall be delivered as soon as practicable to the Borrower, shall be prepared in good faith and shall be conclusive absent manifest error. At the time the certificate is submitted, each Lender shall provide the Borrower with a statement explaining the amount of any such reduced compensation or expense. The Borrower shall pay each Lender the amount shown as due on any such certificate within 10 days after its receipt of the same.
In preparing such a certificate, each Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable.

                   (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of such Lender's rights to demand compen- sation for any increased costs or reduction in amounts received or receivable in such Interest Period or in any other Interest Period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation; provided, however, that if any Lender shall receive reimbursement of any such additional amount or amounts under this Section and the reason for such reimbursement is subsequently deemed invalid or inapplicable by a court or administrative agency





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
of competent jurisdiction, then within 60 days of such determination of invalidity or inapplicability each Lender receiving any such reimbursement (including interest thereon at the Federal Funds Effective Rate from the date of such determination) shall remit to Borrower the amount of such reimbursement paid by Borrower.

                   (e) Notwithstanding any other provisions of this Section 2.13, no Lender shall be entitled to compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section unless such Lender represents to Borrower that at the time it is the policy or general practice of such Lender to demand such compensation for comparable costs or reductions, if any, in similar circumstances, if any, under comparable provisions of other credit agreements for comparable customers.

                   SECTION 2.14.  Change in Legality.

                   (a) Notwithstanding anything to the contrary herein contained, if the adoption of or any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower and to the Agent, such Lender may:

                                    (i)  declare that Eurodollar Loans will not
                   thereafter be made by such Lender hereunder whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn or Eurodollar Loans are otherwise made lawful; and

                                    (ii)  require that all outstanding
                   Eurodollar Loans made by it be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below, (B) all payments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans and
                   (C) the Alternate Base Loans resulting from the conversion of such Eurodollar Loans shall be payable only at the times the converted Eurodollar Loans would have been payable;





                                   49 of 102
provided, however, that such Lender shall use good faith reasonable efforts to specify a new lending office with respect to such Eurodollar Loans with a view to mitigating the consequences of such an occurrence to the extent practicable and consistent with customary practices of such Lender unless in the judgment of such Lender such specification at such time or in the future might have an adverse effect on it.

         (b) For purposes of Section 2.14(a), a notice to the Borrower by any Lender shall be effective, if lawful, on the last day of the then current Interest Period or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.15.  Indemnity.

         The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article 4, (ii) any failure by the Borrower to borrow hereunder after irrevocable notice of borrowing pursuant to Article 2 has been given or after bids have been accepted, (iii) any payment, prepayment or conversion of a Eurodollar Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (iv) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or Fixed Rate Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by each Lender of (x) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed (based on the Adjusted LIBO Rate, or in the case of a Fixed Rate Loan, the fixed rate of interest applicable therein) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) over (y) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or





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
converted or not borrowed. Each Lender shall provide to the Borrower a statement, supported where applicable by documentary evidence, explaining the amount of any such loss or expense, which statement shall be prepared in good faith and, in the absence of manifest error, shall be conclusive with respect to the parties hereto.

         SECTION 2.16.  Pro Rata Treatment.

         Except as permitted under Sections 2.13 or 2.14, each Revolving Credit Borrowing, each payment or prepayment of principal of any Revolving Credit Loan, each payment of interest with respect to any Revolving Credit Loan, each payment of the Facility Fee, each reduction of the Commitments and each refinancing of any Borrowing with a Revolving Credit Borrowing shall be made pro rata among the Lenders in accordance with their respective Commitments or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of the Revolving Credit Loans extended by each Lender. Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.17.  Sharing of Setoffs.

         Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of the Loans





                                   51 of 102
held by it shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such payment or exercise of banker's lien, setoff or counterclaim was to the principal amount of all Loans outstanding prior to such payment or exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.18.  Tax Forms.

         With respect to each Lender which is organized under the laws of a jurisdiction outside the United States, on the date of the initial borrowing hereunder, and from time to time thereafter if requested by the Borrower or the Agent, each such Lender shall provide the Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to the Borrower and the Agent indicating that all payments to be made to such Lender hereunder are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Borrower and the Agent have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

         SECTION 2.19.  Certain Lender Obligations.

         (a)  In the event (i) any Lender delivers a certificate





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
requesting compensation pursuant to Section 2.13, (ii) any Lender delivers a notice described in Section 2.14 or (iii) Borrower is required to pay any additional amount to any Lender, or any Governmental Authority on account of any Lender, pursuant to Section 2.13, Borrower may, at its sole expense and effort, require such Lender to transfer and assign, without recourse (in accordance with Section 9.02), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) Borrower shall have received the written consent of the Agent, which consent shall not unreasonably be withheld, and (C) Borrower or such assignee shall have paid to the assigning Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder; provided further that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.13 or notice under Section 2.14, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified, or cease to result in amounts being payable, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under
Section 2.13 in respect of such circumstances or event or shall withdraw its notice under Section 2.14 or shall waive its right to further payments under
Section 2.13 in respect of such circumstances or event, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

         (b)  If (i) any Lender shall request compensation under Section 2.13,
(ii) any Lender delivers a notice described in Section 2.14 or (iii) Borrower is required to pay any additional amount to any Lender, or any Governmental Authority on account of any Lender, pursuant to this Agreement, such Lender shall exercise reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or suffer any disadvantage or burden deemed by it to be significant) to assign its rights and delegate and transfer its obligation hereunder to another of its offices, branches or affiliates, if such assignment would reduce its claims for compensation under
Section 2.13 or enable it to withdraw its notice pursuant to Section 2.14 or would reduce amounts payable pursuant to this








                                   53 of 102

Agreement, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such assignment, delegation and transfer.

         (c) If a Lender changes its applicable lending office (other than pursuant to clause (b) above) and the effect of the change, as of the date of the change, would be to cause the Borrower to become obligated to pay any additional amount under this Agreement, the Borrower shall not be obligated to pay such additional amount.


3.  REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each of the Lenders that:

         SECTION 3.01.  Organization, Corporate Powers, etc.

         The Borrower and each of the Subsidiaries is a corporation duly organized and has the corporate power and authority to own its property and to carry on its business as now conducted. The Borrower and each of the Material Subsidiaries is validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and is qualified to do business in every jurisdiction where it owns or leases any material property, other than such jurisdictions where such non-qualification will not have an adverse material economic effect on the Borrower and its Subsidiaries taken as a whole. The Borrower has the corporate power to execute, deliver and perform this Agreement, to borrow hereunder and to execute and deliver the Notes.

         SECTION 3.02.  Authorization of Borrowing, etc.

         The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution and delivery of the Notes (a) have been duly authorized by all requisite corporate action and (b) will not violate (i) any provision of law, any order of any court or other agency of government applicable to the Borrower or its Subsidiaries or (ii) the Certificate of Incorporation or By-Laws of the Borrower or any Subsidiary or any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which it or any of the respective properties of the Borrower or any Subsidiary is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument (except





                                   54 of 102
such conflicts, breaches, or defaults, which do not, when taken as a whole, have an adverse material economic effect on the Borrower and its Subsidiaries taken as a whole), or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Borrower or any Subsidiary. This Agreement and the Notes are legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

         SECTION 3.03.  Financial Statements.

         The Borrower has heretofore furnished to each Lender (i) the consolidated balance sheet of the Borrower as of December 31, 1993, and the consolidated statement of income and changes in financial position of the Borrower for the year ended December 31, 1993, all audited by Deloitte & Touche, independent auditors, and (ii) an unaudited consolidated balance sheet of the Borrower as of September 30, 1993, and the related unaudited consolidated statements of income and cash flow of the Borrower for the fiscal quarter ended September 30, 1993, all certified by the Senior Vice President and Chief Financial Officer or the Treasurer of the Borrower. All such balance sheets and statements of income and cash flow present fairly the financial condition and results of operations of the Borrower and the Subsidiaries as of the dates and for the periods indicated (subject to normal year-end audit adjustments in the case of such interim financial statements). Such balance sheets disclose all known material liabilities, direct or contingent, of the Borrower and the Subsidiaries, as of the dates thereof. The financial statements referred to in this Section have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

         SECTION 3.04.  No Material Adverse Change.

         There has been no material adverse change in the condition, financial or other, of the Borrower and the Subsidiaries taken as whole since December 31, 1993.

         SECTION 3.05.  Title to Properties.

         The Borrower and the Subsidiaries have good and marketable title to their respective properties and assets reflected on the balance sheets referred to in Section 3.03 or acquired since the date thereof except for such assets
(a) as have been disposed of since the date thereof as no longer used or useful in the conduct of their respective businesses, (b) as have been disposed of in the ordinary course of business or (c) have title defects which do not materially interfere with the existing use of the property and do not materially adversely affect the





                                   55 of 102
merchantability of the title thereto (except that the inability to assign or sublet any leasehold estate, either with or without the consent of the lessor, shall not be deemed a title defect which materially adversely affects the merchantability of title thereto), and all such properties are free and clear of Liens, except such as are not prohibited by Section 6.02.

         SECTION 3.06.  Litigation.

         Except as previously disclosed in the financial statements delivered in accordance with Section 3.03 or otherwise disclosed in writing to the Lenders, there is no action, suit or other proceeding (whether or not purportedly on behalf of the Borrower) at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries or any property or rights of the Borrower or any of the Subsidiaries, which, if adversely determined, would materially impair the right of the Borrower and the Subsidiaries on a combined basis to carry on business substantially as now conducted, or would materially and adversely affect the financial condition of the Borrower and the Subsidiaries on a combined basis.

         SECTION 3.07.  Tax Returns.

         The Borrower and each of the Subsidiaries have filed or caused to be filed all Federal, state and local tax returns which, to the knowledge of the responsible officers of the Borrower, are required to be filed, and have paid or caused to be paid all taxes as shown on such returns or on any assessment received by it or by any of them, to the extent that such taxes have become due, except as otherwise permitted pursuant to Section 5.02.

         SECTION 3.08.  Agreements.

         Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting the business, properties or assets, operations or condition (financial or other) of the Borrower and the Subsidiaries on a combined basis. Neither the Borrower nor any of the Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could materially and adversely affect the business, properties or assets, operations or condition (financial or other) of the Borrower and the Subsidiaries on a combined basis.





                                   56 of 102

         SECTION 3.09.  Subordinated Indebtedness.

         There is no Subordinated Indebtedness of the Borrower outstanding as of the date hereof.

         SECTION 3.10.  Federal Reserve Regulations.

         (a) Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, as such term is defined in Regulation U.

         (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately,
(i) to purchase or carry Margin Stock (with the exception of the common stock of the Borrower or the common stock of a publicly held company, provided that the purchase or carrying of such stock complies with the Regulations of the Board) or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or
(ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation G, U or X. If requested by any Lender, the Borrower shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in Regulation U.

         (c) On the date of each borrowing hereunder which constitutes a "purpose credit" within the meaning of Regulation U, and after giving effect to the use by the Borrower of the proceeds of such borrowing, less than 25% of the assets of the Borrower and its Subsidiaries subject to the provisions of
Section 6.02 and less than 25% of the assets of the Borrower and its Subsidiaries subject to the provisions of Section 6.05 will consist of Margin Stock, as such term is defined in Regulation U.

         SECTION 3.11.  Employee Benefit Plans.

         The Borrower and each Subsidiary are in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to any Plan administered by the Borrower, any Subsidiary or any administrator designated by the Borrower or any Subsidiary that could materially and adversely affect the business, properties or assets, operations or condition (financial or other) of the Borrower and the Subsidiaries on a combined basis. There are no material unfunded vested liabilities under any Plan administered by the





                                   57 of 102

Borrower or any of the Subsidiaries or by any administrator designated by the Borrower or any Subsidiary, other than those liabilities, if any, which when taken as a whole will not have a material adverse economic effect on the Borrower or any of its Subsidiaries taken as a whole.


4.  CONDITIONS OF LENDING

         The obligations of the Lenders to make Loans hereunder shall be subject to the following conditions precedent:

         SECTION 4.01.  All Borrowings.

         On the date of each borrowing hereunder:

                 (a) The Agent and the Lenders shall have received a notice of such borrowing as required by Section 2.02 or Section 2.03, as applicable.

                 (b) Except in connection with a refinancing of a Revolving Credit Borrowing with a new Revolving Credit Borrowing which, after giving effect to such borrowing, does not increase the aggregate amount of the Loans of any Lender outstanding, the representations and warranties set forth in Article 3 shall be true and correct in all material respects with the same effect as though made on and as of such date.

                 (c) The Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such borrowing (i) no Event of Default shall have occurred and be continuing and (ii) unless (A) the borrowing hereunder will not have the effect of increasing the aggregate amount of Loans of any Lender outstanding and
         (B) such borrowing is Alternate Base Loans or Eurodollar Loans with an Interest Period of 3 months or less, no event which with notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01; provided, however, that for the purposes of this Section 4.01, the representations and warranties as to Sections 3.04 and 3.06 in respect to borrowings hereunder, which, after giving effect to the borrowing, increase the aggregate amount of





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outstanding Loans of any Lender, shall be as follows:

         (x) No Material Adverse Change. Since the date of the most recent financial statement delivered to the Lenders pursuant to Section 5.03(a)(i) or
(ii) hereof or Section 3.03 if no statement has been delivered at such time pursuant to Section 5.03(a)(i) or (ii) hereof, there has been no material adverse change in the condition, financial or other, of the Borrower and the Subsidiaries taken as a whole.

         (y) Litigation. Except as previously disclosed in the financial statements delivered in accordance with Section 3.03 and 5.03 or otherwise disclosed in writing to the Lenders, there has been no action, suit or proceeding (whether or not purportedly on behalf of the Borrower) at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries or any property or rights of the Borrower or any of the Subsidiaries, which, if adversely determined, would materially impair the right of the Borrower and the Subsidiaries on a combined basis to carry on business substantially as now conducted, or would materially and adversely affect the financial condition of the Borrower and the Subsidiaries on a combined basis.

         SECTION 4.02.  Closing.

         The obligations of the Lenders to make Loans hereunder are subject to the following additional conditions precedent on or before the Effective Date:

         (a) The Lenders shall have received a favorable written opinion of David W. Bowman, Esq., Senior Vice-President, General Counsel and Secretary for the Borrower, dated the Effective Date, addressed to the Lenders, (i) covering the matters set forth in Section 3.01 in respect of the Borrower, Sections 3.02 and 3.06 (which in the case of Sections 3.02(b)(i) and 3.06 may be to the best knowledge of such counsel after due inquiry), and (ii) to the effect that (x) this Agreement and the Notes have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect) and (y) no consent or approval of any governmental authority or regulatory body to the execution, delivery and performance of this Agreement or the Notes or to the borrowings hereunder is required by law, or if any such consent or approval is necessary it has been obtained, which





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
opinion shall be satisfactory to Lord Day & Lord, Barrett Smith, special counsel for the Lenders.

         (b) All legal matters incident to this Agreement, the Notes and the borrowings hereunder shall be satisfactory to Lord Day & Lord, Barrett Smith, special counsel for the Lenders.

         (c) The Lenders shall have received (i) a copy of the Certificate of Incorporation, as amended, of the Borrower, certified by the Secretary of State of the State of Delaware as of a recent date, and a certificate as to the good standing of the Borrower from such Secretary of State, dated as of a recent date; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Borrower as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the Notes and the borrowings by the Borrower hereunder and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
(C) that the Certificate of Incorporation of the Borrower has not been amended since the date of the certification thereto furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement, the Notes or any other document delivered in connection herewith or therewith; (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of the Borrower; and (iv) such other documents as any Lender or Lord Day & Lord, Barrett Smith, special counsel for the Lenders, may reasonably request.

         (d) Each Lender shall have received a Note duly executed by the Borrower payable to its order and otherwise complying with the provisions of
Section 2.05.

5.  AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with each of the Lenders that, so long as this Agreement shall remain in effect or the Notes, the Facility Fee or any other amounts or expenses payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:

         SECTION 5.01.  Corporate Existence, Properties, etc.

         Do or cause to be done all things necessary to preserve





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
and keep in full force and effect its corporate existence, material rights and franchises and comply with all material laws applicable to it; continue to conduct and operate its business substantially as conducted and operated on a consolidated basis during the present and preceding calendar year (subject to changes in the ordinary course of business or the provisions of Section 6.03); at all times maintain, preserve and protect all material franchises and tradenames and preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; at all times keep its insurable properties adequately insured and maintain (a) insurance or self-insurance, to such extent and against such risks, including fire, as is customary with companies in the same or similar business, (b) necessary workmen's compensation insurance and (c) such other insurance as may be required by law or as may be reasonably required in writing by the Lenders; provided, however, that nothing contained in this Section 5.01 shall prevent the Borrower or any Subsidiary from ceasing or omitting to exercise any rights, licenses, permits or franchises (including, in the case of a Subsidiary, the corporate existence thereof) which in the judgment of the Borrower can no longer be profitably exercised or availed of or prevent the Borrower or any Subsidiary from selling, abandoning or otherwise disposing of any property the retention of which in the good faith judgment of the Borrower is inadvisable or not necessary to the business of the Borrower or any Subsidiary, or prevent any liquidation of any Subsidiary or any merger, consolidation, sale or acquisition expressly permitted by the provisions of Section 6.03 or prevent the Borrower or any Subsidiary from self-insuring certain properties if insurance shall not be available at a reasonable cost in the good faith judgment of the Borrower.

         SECTION 5.02.  Payment of Obligations, Taxes, etc.

         Pay all its obligations promptly and in accordance with normal terms and pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, material and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that neither the Borrower nor any of the Subsidiaries shall be required to pay and discharge or





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to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books reserves which are believed in good faith by the Borrower and such Subsidiary to be adequate with respect to any such tax, assessment, charge, levy or claim so contested.

         SECTION 5.03.  Financial Statements, Reports, etc.

         (a)  In the case of the Borrower, furnish to each Lender:

                   (i) within 120 days after the end of each fiscal year, consolidated balance sheets of the Borrower and the Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings for such fiscal year, certified by Deloitte & Touche or other independent auditors of recognized standing and acceptable to the Lenders, such acceptance not to be unreasonably withheld (the form of such certification to be acceptable to the Lenders);

                  (ii) within 60 days after the end of each of the first three quarters in each fiscal year, consolidated financial statements similar to those referred to in clause (i) above, unaudited but certified by the Senior Vice President and Chief Financial Officer, Treasurer or Controller of the Borrower, such balance sheets to be as of the end of such quarter and such statements of income and surplus to be for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end audit adjustments;

                 (iii)  concurrently with the statements submitted under clause
         (i) above, a certificate of the firm certifying such statements to the effect that in the normal course of its examination it did not become aware of any Event of Default specified in Article 7 or any event which with notice or lapse of time or both would constitute such an Event of Default, or, if it did become aware of such Event of Default or event, specifying the nature and extent thereof;

                  (iv) concurrently with each delivery of financial statements required by clauses (i) and (ii) above, a certificate signed in the name of the Borrower by its President, one of its Senior Vice Presidents or





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
         Vice Presidents or its Treasurer (a) stating that there exists no Event of Default specified in Article 7 nor any event which upon notice or lapse of time or both would constitute such an Event of Default, or, if any such Event of Default or event shall have occurred, specifying the nature and extent thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (b) demonstrating in detail satisfactory to the Agent compliance with the provisions of Sections 6.04, 6.05 and 6.07; and

                   (v) with reasonable promptness, such other information regarding the operations, business affairs and financial condition of the Borrower and the Subsidiaries as any of the Lenders may from time to time reasonably request.

         (b)  In the case of MAPL, furnish to each Lender:

                   (i) within 120 days after the end of each fiscal year, consolidated balance sheets of MAPL and the MAPL Subsidiaries as of the end of such fiscal year, and consolidated statements of income and retained earnings for such fiscal year, unaudited but certified by the principal financial officer of MAPL;

                  (ii) within 60 days after the end of each of the first three quarters in each fiscal year, consolidated financial statements similar to those referred to in clause (i) above (with the exception of financial footnotes), unaudited but certified by the principal financial officer of MAPL, such balance sheets to be as of the end of such quarter and such statements of income and surplus to be for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end audit adjustments; and

                 (iii) concurrently with the statements submitted under clauses (i) and (ii) above a certificate signed by the principal financial officer of MAPL setting forth the amount at the end of such fiscal period of the Funded Indebtedness of MAPL and the percentage that such Funded Indebtedness is of the MAPL Consolidated Net Tangible Assets at such time.

         (c) In the case of Seminole, in the event any Funded Indebtedness of Seminole is outstanding, furnish to each Lender:





                                   63 of 102

                   (i) within 120 days after the end of each fiscal year, consolidated balance sheets of Seminole and its subsidiaries as of the end of such fiscal year, and consolidated statements of income and retained earnings for such fiscal year, unaudited but certified by the principal financial officer of Seminole;

                  (ii) within 60 days after the end of each of the first three quarters in each fiscal year, consolidated financial statements similar to those referred to in clause (i) above (with the exception of financial footnotes), unaudited but certified by the principal financial officer of Seminole, such balance sheets to be as of the end of such quarter and such statements of income and surplus to be for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end audit adjustments; and

                 (iii) concurrently with the statements submitted under clauses (i) and (ii) above, a certificate signed by the principal financial officer of Seminole setting forth the amount at the end of such fiscal period of the Funded Indebtedness of Seminole and the percentage that such Funded Indebtedness is of the Seminole Consolidated Net Tangible Assets at such time.

         SECTION 5.04.  Litigation Notice.

         Give the Agent notice, promptly, of (a) entry of judgment in any action, suit or proceedings at law or in equity or by or before any governmental instrumentality or other agency or (b) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, under either circumstance, in the judgment of Borrower's management, if adversely determined, would materially impair the right of the Borrower and the Subsidiaries on a combined basis to carry on business substantially as now conducted, or would materially and adversely affect the business, operations, properties or assets or condition (financial or other) of the Borrower and the Subsidiaries on a combined basis.

         SECTION 5.05.  ERISA Reports.

         Furnish to the Agent (a) as soon as possible, and in any event within 30 days after any executive officer of the Borrower knows or has reason to know that any material Reportable Event with respect to any Plan has occurred, a statement of the principal financial officer of the Borrower setting forth details





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
as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation; and (b) promptly after receipt thereof, a copy of any notice the Borrower or any Subsidiary shall have received from the Pension Benefit Guaranty Corporation relating to the intention of such Corporation to terminate any Plan or to appoint a trustee to administer any Plan.


6.  NEGATIVE COVENANTS

         The Borrower covenants and agrees with each of the Lenders that so long as this Agreement shall remain in effect or the Notes, the Facility Fee or any other amounts or expenses payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly:

         SECTION 6.01.  Indebtedness.

         Incur, create, assume or permit to exist any Indebtedness or liability for borrowed money, or any Indebtedness evidenced by notes, bonds, debentures or similar obligations, or accept any deposits or advances of any kind except:

         (a)  the Notes;

         (b)  deposits or advances accepted in the ordinary course of business;

         (c) Indebtedness of any Subsidiary to the Borrower or any Wholly Owned Subsidiary;

         (d)  Current Indebtedness of the Borrower to any Subsidiary;

         (e)  Subordinated Indebtedness of the Borrower (but not any
Subsidiary);

         (f) Funded Indebtedness of the Borrower (but not any Subsidiary), to the extent permitted by Section 6.05;

         (g)  Current Indebtedness;

         (h)  Indebtedness secured by Liens referred to in Section 6.02(g);





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
         (i) Funded Indebtedness of MAPL (but not any MAPL Subsidiary) provided that such Funded Indebtedness shall not at any time exceed the lesser of 50% of the MAPL Consolidated Net Tangible Assets or $110,000,000; and

         (j) Funded Indebtedness of Seminole, provided that such Funded Indebtedness (i) is without recourse to the Borrower and its Subsidiaries (other than Seminole) or any of their respective properties (other than the property of Seminole) and (ii) shall not at any time exceed 40% of the Seminole Consolidated Net Tangible Assets. For purposes of determining Funded Indebtedness of Seminole, Indebtedness of Seminole to the Borrower shall be excluded.

         SECTION 6.02.  Liens.

         Create, assume or suffer to exist any Lien upon any of its property or assets (other than Common Stock of the Borrower held in treasury), whether now owned or hereafter acquired, except:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings;

         (b) other Liens incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of the property or assets of the Borrower and the Subsidiaries or materially impair the use thereof in the operation of the respective businesses of the Borrower and the Subsidiaries;

         (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Borrower or any Wholly Owned Subsidiary;

         (d) any Lien existing on any real or personal property of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any real or personal property acquired by the Borrower or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Borrower or such Subsidiary, or placed upon real property being acquired by the Borrower or any Subsidiary to secure a portion of the purchase price thereof; provided, however, that (i) such property shall not be or shall not thereby become encumbered in an amount in excess of two-thirds of the lesser of cost thereof or fair value therefor (as determined in good faith by the Board of Directors of the Borrower or Subsidiary, where





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
relevant), (ii) any such Lien shall not encumber any other property of the Borrower or such Subsidiary, (iii) the aggregate principal amount of Indebtedness secured by all such Liens and any Liens permitted by clause (e) below, at any one time outstanding for the Borrower and the Subsidiaries, shall not exceed an amount equal to 5% of Consolidated Capitalization and (iv) immediately after giving effect to the incurrence of the Indebtedness secured by any such Lien, the Borrower will not have outstanding Funded Indebtedness in excess of the limitations set forth in Section 6.05;

         (e) any Lien renewing, extending or refunding any Lien permitted by clause (d) above;provided, however, that (i) the principal amount of Indebtedness secured shall not be increased, (ii) the Lien shall not be extended to any other property and (iii) immediately after giving effect to the incurrence of the Indebtedness secured by any such Lien, the Borrower will not have outstanding Funded Indebtedness in excess of the limitations set forth in
Section 6.05;

         (f)  Liens existing under mineral production payments;

         (g) Liens placed upon personal property purchased under conditional sale or other title retention agreements;provided, however, that the aggregate amount secured by all such Liens shall not exceed $10,000,000 at any one time outstanding for the Borrower and the Subsidiaries; and

         (h) Liens to secure any Indebtedness; provided, however, that (i) the aggregate principal amount of Indebtedness secured by all such Liens when added to Liens permitted by clauses (a) through (g) above, at any one time outstanding for the Borrower and the Subsidiaries, shall not exceed an amount equal to 10% of Consolidated Capitalization and (ii) immediately after giving effect to the incurrence of the Indebtedness secured by any such Lien, the Borrower will not have outstanding Funded Indebtedness in excess of the limitations set forth in Section 6.05.

         SECTION 6.03. Sale of Stock and Debt of Subsidiaries; Merger and Sale of Assets.

         (a) Sell or otherwise dispose of any shares of stock or debt of any Subsidiary or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets, unless the Board of Directors of the Borrower has in its sole judgment determined that such sale is for an amount not less than the fair market value of such assets. For purposes of this Section 6.03(a), it is agreed that 15% or less of the book value of such





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
assets or 15% or less of Consolidated Net Earnings shall not, and that more than 15% of such book value or Consolidated Net Earnings shall, be considered "substantial" for such purposes.

         (b)  Merge or consolidate with any other corporation, except that

                   (i) (A) any Subsidiary may merge or consolidate with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) and (B) in the case of any Subsidiary other than MAPL, merge or consolidate with any one or more other Subsidiaries (other than MAPL);

                  (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or another Subsidiary (other than MAPL);

                 (iii) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets subject to the conditions specified in paragraph (a) above with respect to a sale of the stock of such Subsidiary;

                  (iv) the Borrower may merge or consolidate with any other corporation, provided that (A) the Borrower shall be the continuing or surviving corporation and (B) the Borrower as the continuing or surviving corporation shall not, immediately after such merger or consolidation, be in default under this Agreement; and

                   (v) any Subsidiary may merge or consolidate with any other corporation, provided that (A) such Subsidiary shall be the continuing or surviving corporation or the continuing or surviving corporation shall, by virtue of such merger or consolidation, become a Subsidiary and (B) the Borrower shall not, immediately after such merger or consolidation, be in default under this Agreement.

         SECTION 6.04.  Consolidated Net Worth.

         Permit Consolidated Net Worth at any time to be less than $400,000,000 plus 50% of the aggregate of Consolidated Net Income from January 1, 1994 to the date of calculation. "Consolidated Net Worth" shall mean an amount equal to (a) Consolidated Net Assets less (b) Consolidated Funded Indebtedness.





                                   68 of 102

         SECTION 6.05.  Funded Indebtedness.

         Permit Consolidated Funded Indebtedness to exceed an amount equal to the following percentage of Consolidated Capitalization: 65% from the Effective Date through December 31, 1994; 60% thereafter through December 31, 1995 and 55% thereafter.

         SECTION 6.06.  Dividend Restrictions.

         Permit MAPL to enter into any amendment to, or modification of, any restriction of the payment of dividends in an existing agreement; provided, however, that MAPL may (a) allow to exist an agreement which restricts the declaration or payment of dividends in the event that Indebtedness of MAPL would exceed 50% of the MAPL Consolidated Net Tangible Assets after giving effect to such declaration or payment and (b) enter into any new agreement which restricts the payment of dividends provided that such restriction is no more limiting than the restriction contained in (a) above.

         SECTION 6.07.  Earnings Before Interest and Taxes Coverage Ratio.

         Permit the ratio, determined as of the last day of each fiscal quarter of the Borrower for the Rolling Period ending on such date, of Consolidated-EBIT during such period to Consolidated Interest Expense during such period to be less than 3.0:1.


7.  EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

                 (a) any representation or warranty made in connection with this Agreement or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or with the execution and delivery of the Notes or the borrowings hereunder shall prove to be false or misleading in any material respect;

                 (b) default shall be made in the payment of the principal of, or any installment of principal of, or interest on, the Notes, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and, in the case of interest, such default shall continue unremedied for 10





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
         days;

                 (c) the Borrower shall default in any payment in excess of $7,500,000, or any Subsidiary shall default in any payment in excess of $3,500,000, each on account of principal of or interest on any other obligation for borrowed money (or any similar obligation under a conditional sale or other title retention agreement or any obligation secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit), or on any guarantee of such an obligation of a third party, beyond any period of grace provided with respect thereto or shall default in the performance of any other material agreement, term or condition contained in any agreement under which any such obligation shall have been created if the effect of any such default shall be to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity;

                 (d) default shall be made in the due observance of any covenant, condition or agreement on the part of the Borrower contained in Article 6;

                 (e) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms hereof and such default shall continue unremedied for 30 days after written notice thereof to the Borrower by the Agent; provided, however, that (i) if by reason of the nature of such default the same cannot be remedied within such 30 day period, (ii) the Borrower has advised the Agent of the actions being taken to cure such default and (iii) the Borrower proceeds with reasonable diligence to cure such failure, such 30 day period shall be extended to 60 days;

                 (f) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or





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
         such Material Subsidiary, or for a substantial part of its property,
         (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable generally, or admit in writing its inability, to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

                 (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of its property, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or such Material Subsidiary or for a substantial part of its property or (iii) the winding-up or liquidation of the Borrower or such Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                 (h) final judgment shall be entered ordering a dissolution or split-up of the Borrower or any Material Subsidiary and such judgment shall continue unstayed and in effect for any period of 30 days;

                 (i) final judgment for the payment of an uninsured obligation in excess of an aggregate of $5,000,000 shall be rendered against the Borrower or any Subsidiary and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed; or

                 (j) a Reportable Event shall have occurred with respect to any significant Plan which would materially and adversely affect the business, properties or assets, operations or condition (financial or other) of the Borrower and the Subsidiaries on a combined basis, and, within 30 days after the reporting of such Reportable Event to the Lenders, the Required Lenders shall have notified the Borrower in writing that such Reportable Event shall be considered an Event of Default;

then, and in every such event and at any time thereafter during





                                   71 of 102
the continuance of such event, the Required Lenders may, by written notice to the Borrower, at the same or different times, (i) terminate the Commitments of all the Lenders hereunder, whereupon such Commitments shall terminate and (ii) declare any Notes outstanding to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower. Any Lender delivering such notice to the Borrower shall deliver a copy thereof to each of the other Lenders, but failure to do so shall not affect the validity of such notice.


8.  THE AGENT

         SECTION 8.01.  Appointment of Agent; Powers.

         For convenience of administration, the Agent is acting as agent for the Lenders under this Agreement. Each of the Lenders acknowledges that it has decided to enter into this Agreement and to make its Loans hereunder based on its own analysis of the creditworthiness of the Borrower and agrees that the Agent shall bear no responsibility for such creditworthiness. Each Lender hereby irrevocably authorizes the Agent, at its discretion, to take such actions as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities with respect to this Agreement except as expressly set forth herein. The Agent, when acting on behalf of the Lenders, may execute any of its duties hereunder by or through its officers, agents or employees, and neither the Agent nor such officers, agents or employees shall be liable to the Lenders or to any of them for any action taken or omitted to be taken in good faith or be responsible to the Lenders or to any of them for the consequences of any oversight or error or judgment, or for any loss, unless the same shall happen through its gross negligence or wilful misconduct. The Agent and its officers, agents and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it. It is understood and agreed that Chemical Bank shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower as though it were not the agent of the Lenders hereunder.





                                   72 of 102

         The Agent shall not be responsible to the Lenders for the due execution (other than its own due execution), genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other instruments or documents to which reference is made herein. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until written notice of transfer shall have been filed with it. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder.

         SECTION 8.02.  Reimbursement and Indemnification.

         Each Lender agrees (a) to reimburse the Agent in the amount of such Lender's proportionate share (based upon the amount of its Commitments or Notes outstanding) of any expenses incurred for the benefit of the Lenders, including counsel fees and compensation of agents paid for services rendered on behalf of the Lenders, not reimbursed by the Borrower and (b) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its proportionate share (based upon the amount of its Commitments or Notes outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against it or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent not reimbursed by the Borrower; provided, however, that no Lender shall be liable of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent.


9.  MISCELLANEOUS

         Section 9.01.  Notices.





                                   73 of 102

         Any notice shall be conclusively deemed to have been received and shall be effective on the day on which delivered (a) in the case of the Borrower, addressed to MAPCO Inc., 1800 South Baltimore, Tulsa, Oklahoma 74119,
Attention: Senior Vice President and Chief Financial Officer or Treasurer; (b) in the case of the Agent, addressed to Chemical Bank as set forth below; and
(c) in the case of the Lenders, addressed as set forth on the signature pages of this Agreement:

                        Chemical Bank
                        270 Park Avenue
                        New York, New York  10017-2070
                        Attention:  Ronald Potter

                        Copy to:

                        Chemical Bank
                        Texas Commerce Tower
                        2200 Ross Avenue, 3rd Floor
                        Dallas, Texas  75201
                        Attention:  W. Paschall Tosch

or, if sent by registered mail, on the third business day after the day on which mailed (except for notices sent to the Borrower pursuant to Article 7 which shall be deemed delivered when sent), addressed to the Borrower or the Lenders, or in the case of the Agent, when received by the Agent, at their addresses set forth above.

                   Section 9.02.  Successors and Assigns.

                   (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided, however, that the Borrower may not assign its rights hereunder without the prior written consent of all the Lenders), and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders.

                   (b) Subject to compliance with applicable law, each of the Lenders may with the prior written consent of the Borrower, which consent shall not be unreasonably delayed or withheld, assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, and the same portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each Assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and





                                   74 of 102
obligations under this Agreement and under and in respect of the Loans and Commitments which are the subject of such assignment, (ii) the aggregate amount of the Loans, together with the unused Commitments of the assigning Lender being assigned pursuant to each such assignment (in each case, determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 in the aggregate, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500 and (iv) the assignment shall not result in a material increase in administrative or other costs and expenses of the Borrower. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                   (c) By executing and delivering an Assignment and Ac-ceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of their obligations under this Agreement;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.03 (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.03 hereof) and such other documents and





                                   75 of 102
information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                   (d) The Agent shall maintain at its address at which notices are to be given to it pursuant to Section 9.01 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice and upon the reasonable request of the Borrower, the Agent shall provide copies of the Register to the Borrower.

                   (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Notes subject to such assignment and evidence of the Borrower's written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Lender, in exchange for the surrendered Notes, new Notes to the order of such assignee in amounts equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, new Notes to the order of the assigning Lender in amounts equal to the Commitments retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such retained Commitments, shall be dated the date of the surrendered Notes and shall otherwise be in substantially the forms of Exhibits A-1 and A-2 hereto, as the case may be.





                                   76 of 102

                   (f) Subject to compliance with applicable law, each of the Lenders may without the consent of the Borrower or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans owing to it and the Note or Notes held by it); provided, however, that (i) any such Lender's obligations under this Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Agreement, except with respect to proposed changes to interest rates, amounts of Commitments, maturity of Loans and Fees (as applicable to such participant), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.14 and 2.15 hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation is actually entitled to receive (without giving effect to such participation) and
(v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                   (g) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any Subsidiary furnished to the Agent by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

                   SECTION 9.03.  Survival of Credit Agreement.

                   All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of the Loans herein contemplated and the execution and delivery to the Lenders of the Notes evidencing such Loans and shall continue in full force and effect so long as any Note is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower or any Subsidiary that are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders.





                                   77 of 102

                   SECTION 9.04.  Expenses of Lenders.

                   The Borrower will pay all reasonable out-of-pocket expenses incurred by the Agent on behalf of itself and the Lenders in connection with the preparation of this Agreement and the Notes (whether or not the transactions hereby or thereby contemplated shall be consummated), any modification, waiver or amendment of this Agreement or the Notes, the making of the Loans hereunder and, after an Event of Default has occurred, all reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any Lender in connection with the enforcement and protection of the rights of the Lenders in connection with this Agreement or with the Loans made or the Notes issued hereunder, and with respect to any action which may be instituted by any person against any one or more of the Lenders or the Agent in respect of any of the foregoing, or as a result of any transaction, action or nonaction arising from the foregoing, including but not limited to the reasonable fees and disbursements of Lord Day & Lord, Barrett Smith, special counsel to the Lenders with respect to the preparation of this Agreement and the Notes and any modification, waiver or amendment thereto.

                   SECTION 9.05.  APPLICABLE LAW.

                   THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                   SECTION 9.06.  Modification of Credit Agreement.

                   No modification or waiver of any provision of this Agreement or of the Notes, nor any consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (provided that no such modification, waiver or consent (a) relating to an increase in the Commitments or a reduction or forgiveness in the Facility Fee or in the interest rate on, the principal amount of, the Notes or other amounts due hereunder, (b) extending the terms of payment of the Notes or (c) reducing the percentages or number of the Lenders set forth herein as necessary for making modifications, waivers or consents, shall be effective unless consented to by all the Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower or any Subsidiary thereof in any case shall entitle the Borrower or such Subsidiary to any other or further notice or demand in the same, similar or other circumstances. Each holder of any Note outstanding shall be bound by any modification, waiver or consent authorized by this
Section 9.06, whether or not such Note shall have been marked to indicate such





                                   78 of 102
consent.

                   SECTION 9.07.  Waiver of Rights by Lenders.

                   Neither any failure nor any delay on the part of the Lenders in exercising any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. The remedies provided for herein are cumulative and are not exclusive of any other remedies that may be provided for by law.

                   SECTION 9.08.  Extension of Maturity.

                   Except as otherwise provided in the definition of the term Interest Period in Article 1, should the principal or any installment of the principal of, or interest on, any Loan or any payment of the Facility Fee become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, or an installment of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

                   SECTION 9.09.  Severability.

                   In case any one or more of the provisions contained in this Agreement or in the Notes should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

                   SECTION 9.10.  Counterparts.

                   This Agreement may be executed in two or more counterparts, each of which shall constitute an original, out all of which, when taken together, shall constitute but one instrument.

                   SECTION 9.11  Existing Credit Agreement.

                   From and after the Effective Date, the Existing Credit Agreement and the Commitments thereunder shall terminate and cease to be of any further effect. The Borrower shall, not later than the Effective Date, repay in full all outstanding loans, and all accrued interest, fees and other amounts under the Existing Credit Agreement.

                   SECTION 9.12  Confidentiality.





                                   79 of 102

                   The Agent and each Lender agrees to keep confidential any written or oral information (a) provided by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent the Agent or any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Assignee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any governmental authority having jurisdiction over the Agent or such Lender or to the extent required in response to any order of any court or other governmental authority or as shall otherwise be required pursuant to any requirement of law, provided that the Agent or such Lender shall notify the Borrower of any disclosure pursuant to this clause as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder or (vii) to the extent required by applicable laws and regulations or by legal process, or requested by any bank regulatory authority or similar agency.





                                   80 of 102

                   IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

(Corporate Seal)                                  MAPCO INC.

Attest:
                                                  By /s/ Frank S. Dickerson, III
                                                     Frank S. Dickerson, III
/s/ James N. Cundiff                                 Senior Vice President,
James N. Cundiff,                                    Chief Financial Officer
Assistant Secretary                                  and Treasurer



                                                  CHEMICAL BANK, for itself and
                                                    as Agent


                                                  By /s/ R. Potter
                                                     Title



                                                  BANK OF AMERICA NATIONAL TRUST
                                                    AND SAVINGS ASSOCIATION


                                                  By /s/ John Robinson
                                                     Title



                                                  THE FIRST NATIONAL BANK
                                                    OF CHICAGO


                                                  By /s/ Dixon Schultz
                                                     Title



                                                  MORGAN GUARANTY TRUST COMPANY


                                                  By /s/ Vernon M.Ford, Jr.
                                                     Title





                                   81 of 102

                                                 THE BANK OF NOVA SCOTIA


                                                 By /s/ A. S. Norsworthy
                                                    Title



                                                 NATIONAL WESTMINSTER BANK Plc


                                                 By /s/ David L. Smith
                                                    Title



                                                 ABN AMRO BANK N.V.


                                                 By /s/ Ronald Mahle
                                                    Title


                                                 By /s/ David S. Orr
                                                    Title



                                                 BANK OF OKLAHOMA, N.A.


                                                 By /s/ Jane P. Faulkenberry
                                                    Title



                                                 CREDIT LYONNAIS CAYMAN ISLAND
                                                   BRANCH


                                                 By /s/ Xavier Ratouis
                                                    Title


                                                 By__________________________
                                                   Title





                                   82 of 102

                                                    THE FUJI BANK, LIMITED


                                                    By /s/ Soichi Yoshida
                                                       Title



                                                    THE SUMITOMO BANK, LIMITED


                                                    By /s/ Tatsuo Ueda
                                                       Title





                                   83 of 102

                                  EXHIBIT A-1

                         FORM OF REVOLVING CREDIT NOTE


$_________                                                   New York, New York
                                                             April 29, 1994



         FOR VALUE RECEIVED, the undersigned, MAPCO INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of
(the "Lender") at the office of Chemical Bank (the "Agent"), 270 Park Avenue, New York, New York 10017-2070, (i) on the last day of each Interest Period as defined in the Competitive Advance and Revolving Credit Facility Agreement (the "Agreement") dated as of April 29, 1994, among the Borrower, the lenders named therein and the Agent, the aggregate unpaid principal amount of all Revolving Credit Loans by the Borrower from the Lender pursuant to Section 2.03 of the Agreement to which such Interest Period applies and (ii) on March 31, 2001, the
lesser of the principal sum of                           Dollars ($          )
or the aggregate unpaid principal amount of all Revolving Credit Loans by the Borrower from the Lender pursuant to Sections 2.01 and 2.03 of the Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement.

         The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however,





                                   84 of 102
that the failure of the holder hereof to make such a notation of any error in such a notation shall not affect the obligations of the Borrower under this Note.

         This Note is one of the Revolving Credit Notes referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

                                                MAPCO INC.


                                                By:____________________________





                                   85 of 102

                               Loans and Payments


                                                         Payments               Unpaid        Name of
                 Amount                         --------------------------     Principal       Person
                and Type         Maturity                                       Balance        Making
Date             of Loan           Date         Principal         Interest      of Note       Notation
- - ----             -------           ----         ---------         --------      -------       --------





                                   86 of 102

                                  EXHIBIT A-2

                            FORM OF COMPETITIVE NOTE


$300,000,000                                                 New York, New York
                                                             April 29, 1994



         FOR VALUE RECEIVED, the undersigned, MAPCO INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of (the "Lender") at the office of Chemical Bank (the "Agent"), 270 Park Avenue, New York, New York 10017-2070, (i) on the last day of each Interest Period as defined in the Competitive Advance and Revolving Credit Facility Agreement (the "Agreement") dated as of April 29, 1994, among the Borrower, the lenders named therein and the Agent, the aggregate unpaid principal amount of all Competitive Loans by the Borrower from the Lender pursuant to Section 2.02 of the Agreement to which such Interest Period applies and (ii) on March 31, 2001, the lesser of the principal sum of Three Hundred Million Dollars ($300,000,000) or the aggregate unpaid principal amount of all Competitive Loans by the Borrower from the Lender pursuant to Section 2.02 of the Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement.

         The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Note and all payments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any





                                   87 of 102
error in such a notation shall not affect the obligations of the Borrower under this Note.

         This Note is one of the Competitive Notes referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

                                               MAPCO INC.


                                               By:____________________________





                                   88 of 102

                               Loans and Payments


                                                         Payments               Unpaid        Name of
                 Amount                         --------------------------     Principal       Person
                and Type         Maturity                                       Balance        Making
Date             of Loan           Date         Principal         Interest      of Note       Notation
- - ----             -------           ----         ---------         --------      -------       --------





                                   89 of 102

                                  EXHIBIT B-1

                        FORM OF COMPETITIVE BID REQUEST

                                          (Date)


Chemical Bank, as Agent for the
Lenders parties to the Credit Agreement
referred to below
270 Park Avenue
New York, New York  10017-2070
Attention of Stephen Feeney, Vice President

Dear Sirs:

         The undersigned, MAPCO INC. (the "Borrower"), refers to the Competitive Advance and Revolving Credit Facility Agreement, dated as of April 29, 1994 (the "Credit Agreement"), among the Borrower, the Lenders named therein and Chemical Bank, as Agent for the Lenders. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section
2.02 of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms of which such Competitive Borrowing is requested to be made:

         I.      Date of Competitive Borrowing
                                                           --------------
         II.     Aggregate Principal Amount of
                 Competitive Borrowing(1)
                                                           --------------
         III.    Interest rate basis(2)
                                                           --------------
         IV.     Interest Period(3) and the last
                 day of such Interest Period
                                                           --------------

         Upon acceptance of any or all of the Advances offered by Lenders in response to this request, the Borrower shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement to the extent specified in Article 3 thereof.

                                        Very truly yours,

                                        MAPCO INC.


                                        By___________________





____________________

     (1) Not less than $5,000,000 or greater than the aggregate of the Commitments and in integral multiples of $1,000,000.

     (2)    Eurodollar Loan or Fixed Rate Loan.

     (3)    Which shall end not later than the Maturity Date.





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
                                  EXHIBIT B-2

                  FORM OF NOTICE OF REVOLVING CREDIT BORROWING
                           (pursuant to Section 2.03)

                                         (DATE)


To Chemical Bank as Agent for
  the Lenders parties to the Credit
  Agreement referred to below

Gentlemen:

         The undersigned, MAPCO INC. (the "Borrower"), refers to the Competitive Advance and Revolving Credit Facility Agreement, dated as of April 29, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, certain Lenders parties thereto and Chemical Bank, as Agent for said Lenders, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby confirms its request for a Borrowing under Section 2.03 of the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing as required by Section 2.03 of the Credit Agreement:

      1.       The requested Business Day of the Borrowing is __________ __,
               ____;

      2. The type of advances comprising the Borrowing is (Eurodollar Loans) (Alternate Base Rate Loans);

      3.       The aggregate amount of the Borrowing is $______;

      4. The Interest Period for each Loan made as part of the Borrowing is (____ months) (____ days); and

      5. Each Loan made as part of the Borrowing is to be made available to us by depositing the amount thereof in the same day funds into our account (no. __________) at Chemical Bank.

         The Borrower hereby affirms as of the date of the Borrowing the representations and warranties made in the Credit Agreement to the extent specified in Article 3 thereof.

                                        Very truly yours,

                                        MAPCO INC.


                                        By___________________
                                          Title:





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
                                   EXHIBIT C

                   FORM OF NOTICE OF COMPETITIVE BID REQUEST


                                         (DATE)


(NAME OF LENDER)
(ADDRESS)
Attention:

Dear Sirs:

         Reference is made to the Competitive Advance and Revolving Credit Facility Agreement, dated as of April 29, 1994 (the "Credit Agreement"), among MAPCO Inc. ("Borrower"), the Lenders named therein and Chemical Bank, as Agent for the Lenders. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on __________, ____ pursuant to Section 2.02(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by (Date) (Time(1)). Your Competitive Bid must comply with
Section 2.02(c) of the Credit Agreement and the terms set forth below in which the Competitive Bid Request was made:

         I.      Date of Competitive Borrowing
                                                           --------------
         II.     Aggregate principal amount of
                 Competitive Borrowing
                                                           --------------
         III.    Interest Rate basis
                                                           --------------
         IV.     Interest Period and the last
                 day of such Interest Period
                                                           --------------


                                        Very truly yours,

                                        CHEMICAL BANK, as Agent for
                                          the Lenders


                                        By___________________
                                          Title:





____________________

     (1)   The Competitive Bid must be received by the Agent (i) in the case of Eurodollar Loans, not later than 9:30  a.m., New York  City time,
           three Business  Days  before a       proposed Competitive  Borrowing
           and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing.

                                   92 of 102

                                   EXHIBIT D

                            FORM OF COMPETITIVE BID


                                        (Date)


Chemical Bank, as Agent for the
Lenders parties to the Credit
Agreement referred to below
270 Park Avenue
New York, New York  10017-2070
Attention of Stephen Feeney, Vice President

Dear Sirs:

         The undersigned, (Name of Lender), refers to the Competitive Advance and Revolving Credit Facility Agreement, dated as of April 29, 1994 (the "Credit Agreement"), among MAPCO Inc. ("Borrower"), the Lenders named therein and Chemical Bank, as Agent for the Lenders. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.02(b) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on _________, ____, and in that connection sets forth below the terms on which such Competitive Bid is made:

         (A)     Maximum Principal Amount(1)
                                                            --------------
         (B)     Competitive Bid Rate(2)
                                                            --------------

         The undersigned hereby confirms that it is prepared to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with
Section 2.02(d) of the Credit Agreement.

                                               Very truly yours,

                                               (NAME OF LENDER)


                                               By___________________
                                                 Title:





____________________

     (1)     Not less than $5,000,000 and in integral multiples of $1,000,000.

     (2) i.e., LIBO Rate + or - ____% (Margins must include reserves and other applicable costs) in the case of a Eurodollar Loan or ____% in the case of a Fixed Rate Loan.





                                   93 of 102

                                   EXHIBIT E

                       FORM OF ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of April 29, 1994, as amended from time to time (the "Credit Agreement"), among MAPCO Inc., a Delaware corporation, the Lenders referred to therein (the "Lenders") and Chemical Bank, as agent for the Lenders (in such capacity, the "Agent"). Terms defined in the Credit Agreement are used herein with the same meanings. This Assignment and Acceptance, between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined on Schedule I hereto), an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement respecting those credit facilities contained in the Credit Agreement as are set forth on Schedule I (the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule I.

         2. The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto and (iii) attaches the Note(s) held by it and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any





                                   94 of 102
other assignments which have become effective on the Effective Date).

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.03 or, if later, the most recent financial statements delivered pursuant to Section 5.03 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other person which has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty; and (vii) has supplied the information requested on the administrative questionnaire attached hereto as Exhibit A.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent and the Borrower for acceptance and recording by the Agent pursuant to Section 9.02 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be less than five Business Days after receipt by the Agent of the executed Assignment and Acceptance).

         5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with





                                   95 of 102
respect to the making of this assignment directly between themselves.

         6. Upon such recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.





                                   96 of 102

               Schedule I to Assignment and Acceptance Respecting
               Competitive Advance and Revolving Credit Facility
                Agreement dated as of April 29, 1994, as amended
           from time to time, among MAPCO Inc., the Lenders referred
             to therein and Chemical Bank, as agent for the Lenders



Legal Name of Assignor:

Legal Name of Assignee:

Effective Date of Assignment:


                                                Percentage Assigned (to at
                                                 least fifteen decimals)
                                                (Shown as a percentage of
      Principal                                 aggregate principal amount
   Amount Assigned                                     of all Lenders
   ---------------                              --------------------------


                                                          ____%



Accepted:
- - --------

CHEMICAL BANK, as Agent                         __________________, as Assignor



By:_________________________                    By:___________________________
   Name:                                           Name:
   Title:                                          Title:




MAPCO INC.                                      ___________________, as Assignee



By:_________________________                    By:___________________________
   Name:                                           Name:
   Title:                                          Title:





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